Exhibit 99.1

BULLDOG TECHNOLOGIES ANNOUNCES RESTRUCTURING PLAN

RICHMOND, British Columbia, June 15, 2006 — Bulldog Technologies Inc. (OTC.BB: BLLD), a provider of wireless security solutions and sensor networks to monitor, track and secure assets in the global supply chain, today announced the initial implementation of a restructuring plan to (i) reorganize senior management, (ii) implement cost reduction and containment measures, (iii) redefine the business plan to focus on product offerings that could provide near-term contributions to revenue and profits, and (iv) define a financing plan to facilitate the execution of the Company’s near- and long-term business goals. The Company has also engaged a strategic advisory firm to assist in the development and execution of the restructuring plan.

On June 5, 2006, in connection with the restructuring plan, Mr. John M. Cockburn agreed to step down as Chief Executive Officer so he may better focus his energies on assisting in the continued expansion of sales and distribution channels in Latin America and development of the distribution opportunities in the European market.

On June 13, 2006, the Board of Directors appointed Mr. Robin “Heetor” Wald, the Company’s Chief Technology Officer, as the Acting Chief Executive Officer. Mr. Wald has been instrumental in leading the Company’s technology group in the development and commercialization of the Company’s technology and products. Mr. Wald will continue to act in the capacity of Chief Executive Officer until such time the Board of Directors identifies and appoints another candidate.

On May 19, 2006, the Company terminated Mr. Matthew Yoon as Chief Financial Officer of the Company. Rather than incurring the expense of recruiting and hiring a full-time chief financial officer, the Company has instead chosen to utilize a consultant on the transition team, having over twenty (20) years of relevant accounting and financial experience in public accounting and privately- and publicly-held companies, to provide senior financial advisory services to ensure compliance with the requirements and regulations of the Securities and Exchange Commission and Sarbanes-Oxley. The Company will utilize this consultant until such time a full-time financial executive is warranted.

Mr. Robin “Heetor” Wald, Acting Chief Executive Officer and Chief Technology Officer of Bulldog Technologies, Inc., commented, “Bulldog has achieved many of its goals in the development of its supply chain security and monitoring technology, commercialization of this technology, and establishment of several key international distribution channels. We also face many challenges in the further expansion of our distribution channels and promoting our technology and products. The restructuring plan provides us an opportunity to ensure the appropriate infrastructure for our current growth stage and enables us to establish a stable platform upon which to grow. I am gratified that our Board has empowered me to take on these challenges and look forward to successfully executing our business plan.”

Mr. John M. Cockburn, Chairman and Founder of Bulldog Technologies, Inc., commented, “Over the past several years we have taken Bulldog from a vision, to the development of an accepted technology and commercial products in the supply chain security and monitoring industry. We are at a juncture where we must utilize our strengths to optimize the Company’s growth opportunities. I look forward to utilizing my marketing and promotional skills to advance the Company’s products through the various international channels with which I have been directly associated; and to assist the Company with any other tasks with which I may be charged.”

About Bulldog Technologies

Bulldog designs, engineers, manufactures and distributes its patented and FCC-certified wireless Bulldog Online Security Solutions (BOSSTM) cargo security and tracking devices. BOSS products are used by our customers to protect, manage and recover cargo in their supply chains. With RFID technology added to our existing technology, Bulldog is uniquely positioned to be one of the leaders in worldwide cargo security solutions. The Company has the ability to offer substantial assistance to corporations, governments and law enforcement agencies in maintaining the integrity and trackability of cargo and containers as they enter or exit sovereign territory, are processed and re-distributed to final destinations. The Company’s vision is “to provide unique and innovative wireless cargo security solutions for the transportation and container industry,” aiming to contribute in the reduction of the $50 billion in reported cargo theft annually. For further details on the Company and its products, please visit the Company’s website at www.bulldog-tech.com.

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or that they will not perform as expected, that customer trials will not lead to future sales, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Bulldog Technologies Inc. undertakes no obligation to update such statements.

Company Contact:
Heetor Wald
Chief Technology Officer and Acting Chief Executive Officer
Bulldog Technologies, Inc.
(604) 271-8656
www.bulldog-tech.com

Investor Relations Contact:
Halcyon Communications
(508) 523-3141
david@halcyonvp.com